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Exhibit 99.1

McDATA Announces First Quarter Fiscal Year 2005 Financial Results
Revenue and earnings increase year-over-year

        BROOMFIELD, Colo.—May 23, 2005—McDATA Corporation (Nasdaq: MCDTA/MCDT) today reported results for its first quarter of fiscal year 2005 (Q1 05), which ended April 30, 2005. Revenue for Q1 05 was $98.9 million, compared to $105.7 million reported in the fourth quarter of fiscal year 2004 (Q4 04), and $97.2 million reported in the first quarter of fiscal year 2004 (Q1 04). Non-GAAP net income for Q1 05 was $3.0 million, or $0.03 per diluted share, compared to non-GAAP net income of $6.8 million, or $0.06 per diluted share in Q4 04, and non-GAAP net income of $1.1 million, or $0.01 per diluted share in Q1 04.

        On a GAAP basis, McDATA reported a Q1 05 net loss of $(2.9) million, or $(0.02) per share, compared to breakeven net income, or $(0.0) per share in Q4 04, and a net loss of $(9.8) million, or $(0.09) per share in Q1 04.

        McDATA's Q1 05 and Q4 04 non-GAAP net income excludes charges related to the amortization of deferred compensation and amortization of purchased intangible assets. Q1 04 non-GAAP net income excludes charges related to the amortization of deferred compensation, certain restructuring charges, amortization of purchased intangible assets, as well as the Company's share of the operating loss associated with its investment in Aarohi.

        "Our first quarter results demonstrate the strength of the McDATA team and our loyal customer base," said John Kelley, McDATA chairman, president and CEO. "The past few months have been both exciting and challenging, and I am extremely proud of our performance. I look forward to establishing a track record of solid execution in the coming months as we focus on meeting product roadmap and integration milestones."

        The non-GAAP results are a supplement to financial statements based on accounting principles generally accepted in the United States of America (GAAP). The non-GAAP results exclude certain expenses to provide what McDATA believes is a more complete understanding of our underlying operational results and trends. Non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of GAAP and non-GAAP net income is provided in the financial statements attached to this news release.

Q1 05 Business Highlights

  •
  McDATA continued to advance its Global Enterprise Data Infrastructure (GEDI) strategy throughout the quarter as the Company steadily progressed towards closing the acquisition of CNT.

  •
  IBM announced general availability of McDATA's Intrepid® 10000 Backbone Director, Eclipse™ 2640 SAN Router and the embedded blade server fibre channel switch, co-developed with QLogic.

  •
  EMC announced availability of the Eclipse 2640 SAN router.

  •
  McDATA entered into a partnership with Ingram Micro Asia, the only global IT distributor with operations in Asia, to further expand the Company's presence in the region.

  •
  McDATA introduced the five-star rated PartnerPlus Program that rewards channel partners for selling the Company's hardware, software and services.

Q1 05 Customer Highlights

  •
  LG Electronics, a Korea-based electronics manufacturer, deployed McDATA Intrepid directors and SANavigator® SAN management software to upgrade the company's Oracle ERP application and consolidate the network, integrating finance, personnel, marketing and service systems into a single database.

  •
  Credit Suisse, a leading financial services firm, deployed McDATA Intrepid directors and Sphereon fabric switches to consolidate and simplify disparate storage networks.

  •
  OSF Healthcare System implemented a business continuance/disaster recovery solution using McDATA's Intrepid 6140 directors and Eclipse SAN routers in a tiered storage architecture, protecting critical systems and data and meeting new availability service level agreements.

  •
  Agere Systems completed an aggressive cost-containment initiative by deploying a dual fabric extended storage area network based on McDATA Intrepid directors and Sphereon™ Fabric Switches.

Conference Call and Webcast

        McDATA will host a conference call to discuss Q1 05 financial results today, May 23, 2005, at 6:00 a.m. MDT. The conference call is being webcast live via the Internet at www.mcdata.com. An archive of the webcast will be available for twelve months at www.mcdata.com.

###

About McDATA (www.mcdata.com)

        McDATA (Nasdaq: MCDTA/MCDT) is the only data infrastructure solutions provider that can deliver a Global Enterprise Data Center—a globally connected, centrally managed and highly optimized data network. With more than 20 years of storage networking experience, McDATA is trusted in the world's largest data centers, connecting more than two-thirds of all networked data and enabling information access anytime, anywhere.

Forward-Looking Statements

        This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. Readers are urged to consider statements that include the terms "believes", "belief", "expects", "plans", "objectives", "estimates", "anticipates", "intends", "targets", or the like to be uncertain and forward-looking. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our relationships with EMC, IBM and HDS and the level of their orders, aggressive price competition by numerous other SAN and IP switch suppliers, OEM qualification of our new products, manufacturing constraints, our ability to integrate CNT's operations with our operations and other risk factors that are disclosed in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

McDATA CORPORATION
CONDENSED REPORTED CONSOLIDATED INCOME STATEMENTS (Note 1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	April 30, 2004	April 30, 2005
Revenue	$97,229	$98,868
Cost of revenue	42,487	45,440

Gross profit	54,742	53,428
Operating expenses:
Research and development	25,104	20,932
Selling and marketing	23,485	24,048
General and administrative	12,450	11,153
Restructuring costs	1,345	—
Amortization of deferred compensation	2,258	703

Operating expenses	64,642	56,836
Loss from operations	(9,900)	(3,408)
Interest and other income, net	1,174	967

Loss before income taxes	(8,726)	(2,441)
Income tax expense	541	416

Loss before equity in net loss of affiliated company	(9,267)	(2,857)
Equity in net loss of affiliated company	(577)	—

Net loss	$(9,844)	$(2,857)

Basic net loss per share	$(0.09)	$(0.02)

Shares used in computing basic net loss per share	114,955	115,474

Diluted net loss per share	$(0.09)	$(0.02)

Shares used in computing diluted net loss per share	114,955	115,474

McDATA CORPORATION
CONDENSED NON-GAAP CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	April 30, 2004	April 30, 2005
Revenue	$97,229	$98,868
Cost of revenue	42,379	45,419

Gross profit	54,850	53,449
Operating expenses:
Research and development	24,409	20,632
Selling and marketing	23,310	24,009
General and administrative	6,568	5,579
Acquired in-process research and development	—	—
Restructuring costs	—	—
Amortization of deferred compensation	—	—

Operating expenses	54,287	50,220
Income from operations	563	3,229
Interest and other income, net	1,174	967

Income before income taxes	1,737	4,196
Income tax expense	590	1,175

Income before equity in net loss of affiliated company	1,147	3,021
Equity in net loss of affiliated company	—	—

Net income	$1,147	$3,021

Basic net income per share	$0.01	$0.03

Shares used in computing basic net income per share	114,955	115,474

Diluted net income per share	$0.01	$0.03

Shares used in computing diluted net income per share	117,520	116,185

McDATA CORPORATION
RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS) (Note 2)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	April 30, 2004	April 30, 2005
GAAP net loss	$(9,844)	$(2,857)
Adjustments:
Amortization of deferred compensation and acquisition-related compensation	3,306	1,067
Amortization of intangible assets	5,812	5,570
Restructuring costs	1,345	—
Income tax expense	(49)	(759)
Equity in net loss of affiliated company	577	—

Non-GAAP net income	$1,147	$3,021
GAAP net loss per share—basic and diluted	$(0.09)	$(0.02)
Non-GAAP net income per share—diluted	$0.01	$0.03
Shares used in non-GAAP per share calculation—diluted	117,520	116,185

Note (1)—Certain prior period amounts have been reclassified to conform to the fiscal 2005 presentation.

Note (2)—The condensed non-GAAP consolidated income statements for all periods presented are for illustrative purposes only and are not prepared in accordance with generally accepted accounting principles. The following is provided as a supplement to the non-GAAP reconciliation above:

	Three Months Ended
	April 30, 2004	April 30, 2005
Non-GAAP Adjustments
Cost of revenue:
Deferred compensation and acquisition-related compensation	$108	$21
Operating expenses:
Research and development:
Acquisition-related compensation	695	300
Selling and marketing
Acquisition-related compensation	175	39
General and administrative
Acquisition-related compensation	70	4
Amortization of intangible assets	5,812	5,570
Restructuring costs	1,345	—
Amortization of deferred compensation	2,258	703

Operating expenses subtotal	10,355	6,616

Total non-GAAP Adjustments	10,463	6,637
Income tax expense	49	759
Equity in net loss of affiliated company	577	—

After-tax impact of non-GAAP adjustments	$10,991	$5,878

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	January 31, 2005	April 30, 2005
Assets
Cash, cash equivalents and short term investments	$209,766	$236,670
Securities lending collateral	130,804	116,112
Accounts receivable, net	63,810	56,488
Inventories, net	13,720	15,742
Other current assets	7,280	7,621

Total current assets	425,380	432,633
Property and equipment, net	94,929	92,155
Long-term investments	95,589	73,930
Goodwill	78,693	78,693
Intangible assets, net	87,592	82,022
Other assets, net	36,052	40,544

Total assets	$818,235	$799,977

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$64,894	$61,641
Securities lending collateral	130,804	116,112
Current portion of deferred revenue	22,736	26,464
Current portion of notes payable and capital leases	912	682

Total current liabilities	219,346	204,899
Notes payable and capital leases, less current portion	256	145
Deferred revenue, less current portion	27,001	25,309
Convertible subordinate debt	170,495	168,990
Other long-term liabilities	3,913	5,305

Total liabilities	421,011	404,648
Stockholders' equity	397,224	395,329

Total liabilities and stockholders' equity	$818,235	$799,977

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	April 30, 2004	April 30, 2005
Net cash provided by operating activities	$5,510	$8,105

Cash flows from investing activities:
Purchases of property and equipment	$(4,422)	$(2,301)
Net purchases and sales of investments	(2,472)	3,488

Net cash provided (used) by investing activities	$(6,894)	$1,187

Cash flows from financing activities:
Payments on notes payable and capital leases	$(936)	$(277)
Cash restricted pursuant to interest rate swap transaction	—	43
Proceeds from the issuance of common stock	2,623	64

Net cash provided (used) by financing activities	$1,687	$(170)

Net increase in cash and cash equivalents	$303	$9,122

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McDATA Announces First Quarter Fiscal Year 2005 Financial Results Revenue and earnings increase year-over-year